UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported) May 9, 2003

SBA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-30110	65-0716501
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip code)

(561) 995-7670

(Registrant’s telephone number, including area code)

Item	2 Acquisition or Disposition of Assets

On May 9, 2003, certain subsidiaries of SBA Communications Corporation (“SBA” or the “Company”) closed on the first stage of its pending sale of 679 towers to AAT Communications Corp. (“AAT”). The Company sold 631 towers, in an asset sale, to AAT in exchange for gross cash proceeds of approximately $145 million. The sale of the remaining 48 towers for gross cash proceeds of approximately $15 million is expected to occur on or before July 1, 2003. The towers sold comprised substantially all of SBA’s tower assets in the Western United States, including Michigan, Iowa, Missouri, part of Illinois, Oklahoma and most of Texas.

Item	5 Other Events and Required FD Disclosure

On May 9, 2003, SBA refinanced its $300 million senior credit facility, under which $255 million was outstanding, with the proceeds from a new $195 million senior credit facility from GE Capital Corporation and affiliates of Oak Hill Advisors, Inc., cash on hand and a portion of the proceeds from the tower sale to AAT.

Item	7 Financial Statements, Pro Forma Financial Information and Exhibits

b) Unaudited pro forma financial information

The unaudited pro forma consolidated balance sheet of SBA at March 31, 2003 gives effect to the sale of the towers as if the sale of all 679 towers and the refinancing of the senior credit facility had been consummated at that date. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2002 and for the three months ended March 31, 2003 give effect to the sale of SBA’s towers as if the sale and the refinancing of the senior credit facility had occurred at the beginning of the respective periods.

The pro forma financial information for the year ended December 31, 2002 was derived from SBA’s audited historical Consolidated Financial Statements and notes thereto for such period. The pro forma financial information as of and for the three months ended March 31, 2003 was derived from SBA’s unaudited historical Consolidated Financial Statements and notes thereto as of and for such period.

The pro forma financial information has been prepared on the basis of preliminary assumptions and estimates. The pro forma adjustments represent SBA’s preliminary determinations of these adjustments based on available information and certain assumptions SBA considers reasonable under the circumstances. The pro forma financial information is presented for illustrative purposes only and may not be indicative of the results of operations and financial position of SBA, as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed.

SBA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2003

(unaudited)

(in thousands)

		Adjustments
	Historical	New Financing(1)	Sale of Towers(2)	Repayment of Prior Facility(3)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$47,857	$188,350	$136,000	$(269,700)	$102,507
Restricted cash	—		20,000	13,500	33,500
Accounts receivable, net	28,163				28,163
Costs and estimated earnings in excess of billings on uncompleted contracts	11,371				11,371
Prepaid and other current assets	5,012	50		(20)	5,042

Total current assets	92,403	188,400	156,000	(256,220)	180,583
Property and equipment, net	1,121,934		(161,500)		960,434
Deferred financing fees, net	23,363	6,850		(4,480)	25,733
Other assets	23,050	(250)	(2,430)		20,370
Intangible assets, net	3,874		(500)		3,374

Total assets	$1,264,624	$195,000	$(8,430)	$(260,700)	$1,190,494

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,877				$13,877
Accrued expenses	15,294				15,294
Deferred revenue	14,422				14,422
Interest payable	12,459			$(1,200)	11,259
Long-term debt, current portion	60,066			(60,000)	66
Billings in excess of costs and estimated earnings on uncompleted contracts	2,016				2,016
Other current liabilities	1,917				1,917

Total current liabilities	120,051			(61,200)	58,851

Long-term liabilities:
Long-term debt	969,102	$195,000		(195,000)	969,102
Deferred tax liabilities, net	18,429				18,429
Deferred revenue	1,889				1,889
Other long-term liabilities	3,166		$(200)		2,966

Total long-term liabilities	992,586	195,000	(200)	(195,000)	992,386

Shareholders’ equity:
Common stock	512				512
Additional paid-in capital	673,215				673,215
Accumulated deficit	(521,740)		(8,230)	(4,500)	(534,470)

Total shareholders’ equity	151,987		(8,230)	(4,500)	139,257

Total liabilities and shareholders’ equity	$1,264,624	$195,000	$(8,430)	$(260,700)	$1,190,494

(1)Reflects the closing of the new senior credit facility, resulting in gross proceeds of $195.0 million and estimated transaction fees of $6.9 million.

(2)Reflects the sale of 679 towers for gross proceeds of $160.0 million, of which $20.0 million was placed in escrow, estimated transaction costs of $4.0 million and the write-off of assets and liabilities specifically related to the 679 towers. It is estimated that this transaction will result in a loss of approximately $6.5 million.

(3)Reflects the repayment of the prior credit facility, establishment of collateral accounts as a result of the cancellation of letters of credit, write-off of deferred financing fees, and payment of related interest payable.

SBA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2003

(unaudited)

(in thousands, except per share amounts)

	Historical	Adjustments Sale of Towers/ Refinancing(1)	Pro Forma
Revenues:
Site development	$20,674		$20,674
Site leasing	37,547	$(5,150)	32,397

Total revenues	58,221	(5,150)	53,071

Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site development	18,694		18,694
Cost of site leasing	12,960	(1,750)	11,210

Total cost of revenues	31,654	(1,750)	29,904

Gross profit	26,567	(3,400)	23,167
Operating expenses:
Selling, general and administrative	8,483	(350)	8,133
Restructuring and other charges	976		976
Asset impairment charge	452		452
Depreciation, accretion and amortization	25,605	(3,450)	22,155
Loss on extinguishment of debt	—	4,800	4,800

Total operating expenses	35,516	1,000	36,516

Operating loss	(8,949)	(4,400)	(13,349)
Other income (expense):
Interest income	129		129
Interest expense	(17,681)	(450)	(18,131)
Non-cash interest expense	(5,077)	(1,700)	(6,777)
Amortization of debt issuance costs	(1,155)	(50)	(1,205)
Other	44		44

Total other expense	(23,740)	(2,200)	(25,940)

Loss before provision for income taxes and cumulative effect of change in accounting principle	(32,689)	(6,600)	(39,289)
Provision for income taxes	(521)	100	(421)

Loss before cumulative effect of change in accounting principle	$(33,210)	$(6,500)	$(39,710)

Basic and diluted loss per common share before cumulative effect of change in accounting principle	$(0.65)	$(0.13)	$(0.78)

Basic and diluted weighted average number of common shares	51,130	51,130	51,130

(1)Represents the elimination of direct revenues and expenses associated with the sale of the 679 towers, the write-off of deferred assets associated with the prior credit facility and an adjustment to interest expense associated with the new credit facility.

SBA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(unaudited)

(in thousands, except per share amounts)

	Historical	Adjustments Sale of Towers/ Refinancing(1)	Pro Forma
Revenues:
Site development	$125,041		$125,041
Site leasing	139,633	$(19,300)	120,333

Total revenues	264,674	(19,300)	245,374

Cost of revenues (exclusive of depreciation and amortization shown below):
Cost of site development	102,473		102,473
Cost of site leasing	49,641	(6,950)	42,691

Total cost of revenues	152,114	(6,950)	145,164

Gross profit	112,560	(12,350)	100,210
Operating expenses:
Selling, general and administrative	35,605	(1,500)	34,105
Restructuring and other charges	61,179		61,179
Asset impairment charge	16,381		16,381
Depreciation and amortization	102,328	(13,700)	88,628
Loss on extinguishment of debt	—	5,850	5,850

Total operating expenses	215,493	(9,350)	206,143

Operating loss	(102,933)	(3,000)	(105,933)
Other income (expense):
Interest income	601		601
Interest expense, net of amounts capitalized	(56,171)		(56,171)
Non-cash interest expense	(29,038)	(4,650)	(33,688)
Amortization of debt issuance costs	(4,480)	(50)	(4,530)
Other	(169)		(169)

Total other expense	(89,257)	(4,700)	(93,957)

Loss before provision for income taxes and cumulative effect of change in accounting principle	(192,190)	(7,700)	(199,890)
Provision for income taxes	(383)	383	—

Loss before cumulative effect of change in accounting principle	$(192,573)	$(7,317)	$(199,890)

Basic and diluted loss per common share before cumulative effect of change in accounting principle	$(3.83)	$(0.14)	$(3.97)

Basic and diluted weighted average number of common shares	50,308	50,308	50,308

(1)Represents the elimination of direct revenues and expenses associated with the sale of the 679 towers, the write-off of deferred assets associated with the prior credit facility and an adjustment to interest expense associated with the new credit facility.

c) Exhibits

10.38	Purchase and Sale Agreement dated as of March 17, 2003, by and among SBA Properties, Inc., SBA Properties Louisiana, LLC, SBA Towers, Inc., and AAT Communications Corp.*

99.1	Press Release dated May 12, 2003, announcing sale of towers.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 2003	SBA COMMUNICATIONS CORPORATION

/s/ John F. Fiedor
John F. Fiedor Chief Accounting Officer